Exhibit 2.1

                                                                  EXECUTION COPY
















                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JUNE 12, 2000

                                      AMONG

                           ILLUMINET HOLDINGS, INC.

                        ILLUMINET TELEMANAGEMENT, INC.

                                       and

                       NATIONAL TELEMANAGEMENT CORPORATION




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                                        i

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  THE MERGER........................................................1
   1.1 The Merger............................................................1
   1.2 Closing...............................................................2
   1.3 Effective Time........................................................2
   1.4 Effects of the Merger.................................................2
   1.5 Certificate of Incorporation..........................................2
   1.6 By-Laws...............................................................2
   1.7 Officers and Directors of Surviving Corporation.......................2
   1.8 Effect on Capital Stock...............................................3
   1.9. Dissenting Shares....................................................4
   1.10. Tax and Accounting Consequences.....................................5
   1.11. Taking of Necessary Action; Further Action..........................5
ARTICLE II EXCHANGE OF CERTIFICATES..........................................5
   2.1. Surrender of Certificates............................................5
   2.2. No Further Ownership Rights in NTC Capital Stock.....................7
   2.3. Dissenting Shares After Payment......................................7
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF NTC...........................7
   3.1. Organization, Standing and Power.....................................7
   3.2. Capital Structure....................................................8
   3.3. Authority; No Conflicts; Consents....................................8
   3.4. Subsidiaries.........................................................9
   3.5. Vote Required........................................................9
   3.6. Brokers or Finders..................................................10
   3.7. [Reserved]..........................................................10
   3.8. Financial Statements and Forecasts..................................10
   3.9. No Undisclosed Liabilities..........................................11
   3.10. Corporate and Assumed Names........................................11
   3.11. Spin-offs by NTC...................................................11
   3.12. Accounts Receivable................................................11
   3.13. Contracts; Compliance..............................................11
   3.14. Authorizations.....................................................12
   3.15. Environmental Matters..............................................12
   3.16. Personal Property; Inventory.......................................14
   3.17. Real Property......................................................14
   3.18. Insurance..........................................................15
   3.19. Compensation; Employment Agreements; Organized Labor Matters.......15
   3.20. Employee Plans.....................................................16
   3.21. Compliance with ERISA..............................................17
   3.22. Litigation; Compliance with Law....................................18
   3.23. Taxes..............................................................18
   3.24. Absence of Changes.................................................21
   3.25. Deposit Accounts; Powers of Attorney...............................22
   3.26. Relations with Governments.........................................22
   3.27. Intellectual Property..............................................22
   3.28. Related Party Agreements...........................................23
   3.29. State Takeover Statutes............................................23
   3.30. Correct Records....................................................24
   3.31. Accounting Matters.................................................24
   3.32. Customer/Supplier Relationships....................................24
   3.33. Disclosure.........................................................24
   3.34. Information Statement..............................................24
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB.......24
   4.1. Organization, Standing and Power....................................25
   4.2. Authority; No Conflicts; Consents...................................25
   4.3. SEC Documents; Parent Financial Statements..........................25
   4.4. Brokers or Finders..................................................26
   4.5. Merger Sub Organization and Corporate Power.........................26
   4.6. Merger Sub Corporate Authorization..................................26
   4.7. Merger Sub Non-Contravention........................................26
   4.8. Information Statement...............................................27
   4.9. Disclosure..........................................................27
   4.10. Litigation.........................................................27
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.........................27
   5.1. Covenants of NTC....................................................27
   5.2. Covenants of Parent.................................................30
   5.3. Control of Other Party's Business...................................30
ARTICLE VI  ADDITIONAL AGREEMENTS...........................................30
   6.1 NTC Stockholders Meeting.............................................30
   6.2 Access to Information................................................31
   6.3 Reasonable Efforts...................................................32
   6.4 Acquisition Proposals................................................32
   6.5 Fees and Expenses....................................................33
   6.6 Public Announcements.................................................33
   6.7. Notification of Certain Matters.....................................33
   6.8. Affiliate Agreements................................................34
   6.9. Additional Documents and Further Assurances.........................34
   6.10. Pooling Accounting.................................................34
   6.11. Indemnification....................................................34
   6.12. Listing Application................................................35
   6.13. Employee Benefits..................................................35
ARTICLE VII  CONDITIONS PRECEDENT...........................................35
   7.1 Conditions to Each Party's Obligation to Effect the Merger...........35
   7.2 Additional Conditions to Obligations of Parent and Merger Sub........36
   7.3 Additional Conditions to Obligations of NTC..........................38
ARTICLE VIII  TERMINATION AND AMENDMENT.....................................39
   8.1 Termination..........................................................39
   8.2 Effect of Termination................................................41
   8.3 Amendment............................................................41
   8.4 Extension; Waiver....................................................41
ARTICLE IX SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION......42
   9.1. Survival of Representations and Warranties..........................42
   9.2. Escrow Arrangements.................................................42
   9.3. Stockholder Representative..........................................49
ARTICLE X GENERAL PROVISIONS................................................50
   10.1 Notices.............................................................50
   10.2 Interpretation......................................................51
   10.3 Counterparts........................................................51
   10.4 Entire Agreement; No Third Party Beneficiaries......................52
   10.5 Governing Law.......................................................52
   10.6 Severability........................................................52
   10.7 Assignment..........................................................52
   10.8 Submission to Jurisdiction; Waivers.................................52
   10.9 Enforcement.........................................................53
   10.10. Facsimiles........................................................53
   10.10 Definitions........................................................53
   10.11. Cross Reference Table for Certain Defined Terms...................56


Exhibit Index...............................................................60



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KC-748005-6

                                MERGER AGREEMENT


      AGREEMENT AND PLAN OF MERGER, dated as of June 12, 2000 (this "Agreement"), among ILLUMINET HOLDINGS, INC., a Delaware corporation ("Parent"), ILLUMINET TELEMANAGEMENT, INC., a Texas corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and NATIONAL TELEMANAGEMENT CORPORATION, a Texas corporation ("NTC").

                             W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and NTC have each determined that the merger of Merger Sub with and into NTC (the "Merger") is in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which all of the issued and outstanding share of common stock of NTC will be converted into the right to receive shares of the common stock of Parent;

      WHEREAS, Parent, Merger Sub and NTC desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

      WHEREAS, each of the Stockholders set forth on Exhibit B, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, is entering into a Voting Agreement in the form attached hereto as Exhibit I; and

      WHEREAS, Parent, Merger Sub and NTC intend that the Merger shall (a) constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and (b) qualify for accounting treatment as a pooling of interests.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Texas Business Corporation Act (the "TBCA"), Merger Sub shall be merged with and into NTC at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and NTC shall continue as the surviving corporation (the "Surviving Corporation").
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     1.2. CLOSING. The closing of the Merger (the "Closing") will take place on the fifth Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Blackwell Sanders Peper Martin LLP, 2300 Main Street, Kansas City, Missouri 64108, unless another place is agreed to in writing by the parties hereto.

     1.3. EFFECTIVE TIME. On the Closing Date, the parties shall (i) file articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the TBCA and (ii) make all other filings or recordings required under the TBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Texas Secretary of State or at such subsequent time as Parent and NTC shall agree and be specified in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

     1.4. EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NTC and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of NTC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5. CERTIFICATE OF INCORPORATION. The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be changed to "National Telemanagement Corporation"), until thereafter changed or amended as provided therein or by applicable law.

     1.6. BY-LAWS. The by-laws of Merger Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.7. OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers of Merger Sub as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The position of Mr. George Lebus will be as set forth in his employment agreement. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

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     1.8. EFFECT ON CAPITAL STOCK.

          (a) Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or NTC, each share of NTC Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 1.9)) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of NTC Capital Stock in the manner provided in Section 2.1(c), the Per Share Merger Consideration, as set forth on Exhibit A. Each share of NTC Capital Stock held as treasury shares shall be canceled and retired and no payment shall be made in respect thereof.

          (b) Stock Options.

               (i) Assumption of NTC Options. At the Effective Time, each outstanding NTC Option under the NTC 1995 Stock Plan for Incentive and Nonqualified Stock Options (the "Option Plan") or otherwise, vested or unvested, will, in connection with the Merger, be exchanged for a new, nonqualified, option under the Parent's 1997 Equity Incentive Plan subject to the agreement of the option holder and the execution of a new option agreement as provided in (b)(iii). Each NTC Option so exchanged by Parent under this Agreement shall be subject to the terms and conditions of the Parent's 1997 Equity Incentive Plan, except for certain additional restrictions on resale set forth in the new option agreement, shall have the same vesting schedule as previously provided and (A) such assumed NTC Option will be exercisable for that number of shares of Parent Common Stock equal to the product obtained by multiplying the number of shares of NTC Capital Stock that were issuable upon exercise in full of such assumed NTC Option immediately prior to the Effective Time by the number value equal to the Per Share Merger Consideration rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed NTC Option shall be equal to the quotient obtained by dividing the exercise price per share of NTC Capital Stock at which such NTC Option was exercisable immediately prior to the Effective Time by the number value equal to the Per Share Merger Consideration, rounded up to the nearest whole cent. With respect to NTC Options vested as of the Closing Date, as set forth on Exhibit A, when exercised, if prior to the end of the General Escrow Period or such longer period as determined under Section 9.2(c), the number of shares of Parent Common Stock issued to the holder will be reduced by the appropriate number of shares to be deposited with the Escrow Agent in the General Escrow Fund, pursuant to Section 2.1(b).

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               (ii) New Option Agreement. Effective as of the Effective Time,
          Parent and each holder of an outstanding NTC Option will enter into a document evidencing the exchange and issuance of a new option to such holder.

          (c) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) Adjustment to Parent Common Stock. The number of shares of Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or NTC Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or NTC Capital Stock occurring after the date hereof.

          (e) Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger. The aggregate Per Share Merger Consideration to be issued to the holder of a certificate previously evidencing NTC Capital Stock shall be rounded to the nearest whole share of Parent Common Stock, as set forth on Exhibit A.

          (f) Preferred Stock. The effect of the Merger on the Preferred Stock shall be as set forth in the Preferred Stock Agreement.

     1.9. DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of NTC Capital Stock or Preferred Stock issued and outstanding immediately prior to the Effective Time that are held by a stockholder who has exercised and perfected appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.8, but the holder thereof shall only be entitled to such rights as are granted by Section 5.11 of the TBCA.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Per Share Merger Consideration to which such stockholder would otherwise be entitled under Section 1.8(a) (less the number of shares allocable to such stockholder that have been deposited into the General Escrow Fund on such holder's behalf pursuant to Article IX), upon surrender of the certificate representing such shares.

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          (c) NTC shall give Parent (i) prompt notice of any written demand for appraisal received by NTC pursuant to the applicable provisions of Section
     5.11 of the TCBA and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. NTC shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.10. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization with the meaning of
Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. Each party has consulted with, and is relying exclusively upon, its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the Merger.

     1.11. TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of NTC and Sub, the officers and directors of NTC, Parent and Merger Sub are fully authorized in the name of their respective corporation or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                            EXCHANGE OF CERTIFICATES

     2.1. SURRENDER OF CERTIFICATES.

          (a) Exchange Agent. The transfer agent of Parent shall serve as exchange agent (the "Exchange Agent") in the Merger.

          (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II the shares of Parent Common Stock issuable pursuant to Section 1.8(a) in exchange for all the outstanding shares of NTC Capital Stock, as set forth on Exhibit A; provided, -------- however, that on behalf of the Stockholders, pursuant to Section 9.2 ------- hereof, Parent shall deposit the General Escrow Amount into the General Escrow Fund. The portion of the General Escrow Amount contributed on behalf of each Stockholder shall be in proportion to the aggregate Per Share Merger Consideration that such Stockholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of NTC Capital Stock, as set forth on Exhibit A.

          (c) Exchange Procedures. On the Closing Date, the Stockholders will surrender the certificates representing their NTC Capital Stock (the "NTC Certificates") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions as Parent may reasonably request. Upon surrender of a NTC Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, the Exchange Agent will

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
     promptly deliver to the holder of such NTC Certificate in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the General Escrow Fund on such holder's behalf pursuant to Section 2.1(b) and Article IX) to which such Stockholder is entitled pursuant to Section 1.8, and the NTC Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding NTC Certificate that, prior to the Effective Time, represented shares of NTC Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends as provided in Section 2.1(d), to evidence only the right to receive the number of full shares of Parent Common Stock into which such shares of NTC Capital Stock shall have been converted pursuant to Article I. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article IX hereof, Parent shall cause to be distributed to the Escrow Agent a certificate or certificates representing the General Escrow Amount, which shall be registered in the books of Parent in the name of the Escrow Agent. Such shares shall be beneficially owned by the holder on whose behalf such shares were deposited in the General Escrow Fund and shall be available to compensate Parent as provided in Article IX.

          (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock will be paid to any holder of any unsurrendered NTC Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such NTC Certificate shall surrender such NTC Certificate. Subject to applicable law, following surrender of any such NTC Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, and at the time of such surrender, the amount of dividends or other distributions, without interest, with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which NTC Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that NTC Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the NTC Certificate surrendered, or established to the satisfaction of the Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) Lost, Stolen or Destroyed NTC Certificate. In the event any NTC Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed NTC Certificate, upon the making of an affidavit of that fact by the holder thereof, the number of shares of Parent Common Stock, if any, as may be required pursuant to Section 1.8; provided, however, that Parent

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

     may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed NTC Certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Parent or Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

          (g) No Liability. Notwithstanding anything to the contrary in this
     Section 2.1, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to the holder of shares of Parent Common Stock or NTC Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.2. NO FURTHER OWNERSHIP RIGHTS IN NTC CAPITAL STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of NTC Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of NTC Capital Stock, and there shall be no further registration of transfers in the records of the Surviving Corporation of shares of NTC Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, NTC Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     2.3. DISSENTING SHARES AFTER PAYMENT . Dissenting Shares, if any, after payments in respect thereto have been made to dissenting Stockholders of NTC pursuant to Section 5.11 of the TCBA, shall be canceled.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF NTC

      Except as set forth in the NTC Disclosure Schedules delivered by NTC to Parent prior to the execution of this Agreement (the "NTC Disclosure Schedules") (each schedule qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), and dated as of the date hereof, on the date hereof and as of the Effective Time as though made at the Effective Time, NTC represents and warrants to Parent as follows:

     3.1. ORGANIZATION, STANDING AND POWER. Each of NTC and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a Material Adverse Effect on NTC. The copies of the articles of incorporation and by-laws of NTC and each Subsidiary which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement. Set forth on
Schedule 3.1 is each location (specifying state, county and city) where NTC or any Subsidiary (a) has a place of business or (b) owns or leases real property.

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

     3.2. CAPITAL STRUCTURE.

          (a) The authorized capital stock of NTC consists of (i) 100,000,000 shares of Class A Voting common stock, par value $.001 per share of which 7,865,383 shares are issued and outstanding (the "NTC Common Stock"), (ii) 10,000,000 shares of Class B Non-voting common stock, par value $.001 per share of which no shares are outstanding, and (iii) 10,000,000 shares of preferred stock of which 450,000 shares of Series A Redeemable Preferred Stock (the "Preferred Stock") are issued and outstanding. All issued and outstanding shares of the capital stock of NTC are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable securities laws and no class of capital stock is entitled to preemptive rights. Schedule 3.2 sets forth all holders of NTC Options and NTC Warrants, the number of NTC Options and NTC Warrants held by each such holder and the vesting schedule and the exercise price of each NTC Option and NTC Warrant.

          (b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of NTC having the right to vote on any matters on which stockholders may vote ("NTC Voting Debt") are issued or outstanding.

          (c) Except as set forth on Schedule 3.2, there are no securities, options, warrants, puts, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which NTC or any of its Subsidiaries is a party or by which any of them is bound obligating NTC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of NTC or any of its Subsidiaries or obligating NTC or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of NTC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of NTC or any of its Subsidiaries.

     3.3. AUTHORITY; NO CONFLICTS; CONSENTS.

          (a) NTC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required NTC Vote (as defined in Section 3.5). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NTC, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required NTC Vote. This Agreement has been duly executed and delivered by NTC and constitutes a valid and binding agreement of NTC, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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

          (b) Except as set forth on Schedule 3.3, the execution and delivery of this Agreement and the Ancillary Agreements do not or will not, as the case may be, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (i) any provision of the articles of incorporation or by-laws of NTC or any Subsidiary of NTC, or (ii) except as would not have a Material Adverse Effect on NTC and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NTC or any Subsidiary of NTC or their respective properties or assets.

          (c) Except as set forth on Schedule 3.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person, is required by or with respect to NTC or any Subsidiary of NTC in connection with the execution and delivery of this Agreement by NTC or the consummation of the Merger and the other transactions contemplated hereby, or the conduct by the Surviving Corporation of NTC's business after the Effective Time without interruption or delay except for those required under or in relation to (i) the HSR Act,
     (ii) state securities or "blue sky" laws (the "Blue Sky Laws"), (iii) the Securities Act of 1933, as amended (the "Securities Act"), (iv) the TBCA with respect to the filing of the Articles of Merger, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to obtain would not have a Material Adverse Effect on NTC. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (i) through (vi) are hereinafter referred to as "Required Consents."

          3.4. SUBSIDIARIES. Schedule 3.4 lists each Subsidiary, its state of incorporation and all of the authorized, issued and outstanding capital stock of each Subsidiary. Except as set forth on Schedule 3.4, all such shares of capital stock are owned by NTC, free and clear of all Liens. Except as set forth on Schedule 3.4, NTC does not, directly or indirectly, own any stock of, or any other interest in, any other corporation, limited liability company, joint venture, partnership, trust or other business entity. There are no outstanding options, warrants, puts, calls, contracts, agreements, conversion rights or preemptive or other rights to subscribe for, purchase or otherwise acquire any securities of any Subsidiary.

          3.5. VOTE REQUIRED. The affirmative vote of two-thirds of the votes represented by the outstanding shares of NTC Common Stock and Preferred Stock voting together as one class and the Preferred Stock voting as a separate class to approve the Merger (the "Required NTC

     Vote"), are the only votes of the holders of any class or series of NTC capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby. Any written consent to approve the Merger must be unanimous among all holders of NTC Common Stock and Preferred Stock.

          3.6. BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Robinson Humphrey (the "NTC Financial Advisor"), whose fee and expenses will be paid by NTC in accordance with NTC's agreement with such firm, based upon arrangements made by or on behalf of NTC and previously disclosed to Parent.

          3.7. [RESERVED]

          3.8. FINANCIAL STATEMENTS AND FORECASTS.

               (a) The books of account and related records of NTC fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with GAAP applied on a consistent basis. NTC has delivered to Parent the following financial statements (the "Financial Statements"):

            Statements of income, retained earnings and cash flows of NTC for the fiscal years ended December 31, 1995 through December 31, 1999, inclusive, and balance sheets of NTC as at each of such dates, and an unaudited statement of income of NTC for the three months ended March 31, 2000 and a balance sheet of NTC as at such date;

          The Financial Statements: (i) are correct and complete and in accordance with the books and records of NTC, (ii) fairly present the financial condition, assets and liabilities of NTC as at their respective dates and the results of operations and cash flows for the periods covered thereby and (iii) have been prepared in accordance with GAAP consistently applied, except for the absence of explanatory notes with respect to the March 31, 2000 Financial Statements. The Financial Statements referred to above (except for the March 31, 2000 Financial Statements) have been certified by NTC's Accountants. All references in this Agreement to the "Balance Sheet" shall mean the balance sheet of NTC as at December 31, 1999 included in the Financial Statements and all references to the "Balance Sheet Date" shall mean December 31, 1999.

               (b) The forecasted financial data and projections set forth as
          Schedule 3.8 were prepared by NTC in good faith on the basis of reasonable assumptions and in accordance with NTC's historical practices, including revenue and expense recognition, amortization and reserve policies. The parties acknowledge that financial forecasts are inherently subject to risks and uncertainties and NTC is making no representation as to the actual realization of these forecasts.

     3.9. NO UNDISCLOSED LIABILITIES. Neither NTC nor any Subsidiary of NTC has any liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of federal, state and local taxes and any interest or penalties relating thereto, except (a) to the extent reflected as a liability on the Balance Sheet, (b) liabilities incurred in the ordinary course of business consistent with historical practice since the Balance Sheet Date and fully reflected as liabilities on NTC's books of account, none of which would have a Material Adverse Effect, (c) unaccrued liabilities under Contracts entered into in the ordinary course where the amount of the liability is ascertainable from the face of the Contract and (d) liabilities disclosed and quantified on Schedule 3.9.

     3.10. CORPORATE AND ASSUMED NAMES. Set forth on Schedule 3.10 is a listing of all prior corporate names of NTC, and all names of all predecessor companies of NTC, including the names of any entities acquired by NTC (by stock purchase, merger or otherwise) or owned by NTC or from which NTC previously acquired material assets. Except as disclosed on Schedule 3.10, NTC has not been a subsidiary or division of another corporation.

     3.11. SPIN-OFFS BY NTC. Except as set forth on Schedule 3.11, there has not been any sale, spin-off or split-up of assets of NTC other than in the ordinary course of business, since December 31, 1997.

     3.12. ACCOUNTS RECEIVABLE. All of the accounts and notes receivable of NTC and its Subsidiaries represent amounts receivable for merchandise actually delivered or services actually provided (or, in the case of non-trade accounts or notes represent amounts receivable in respect of other bona-fide business transactions), have arisen in the ordinary course of business, and have been billed and are generally due within 30 days after such billing. The reserve for doubtful accounts reflected on the Balance Sheet is adequate in light of NTC's historical collection experience. Schedule 3.12 sets forth (a) the total amount of accounts receivable of NTC outstanding as of the last day of the month immediately preceding the present month and (b) the aging of such receivables based on the following schedule: 0-30 days, 31-60 days, 61-90 days, and over 90 days, from the due date thereof.

     3.13. CONTRACTS; COMPLIANCE. Schedule 3.13 sets forth every lease, contract or commitment of any kind, oral or written, formal or informal (including without limitation mortgages, security agreements, guaranties, agreements relating to the borrowing of money, employment agreements, collective bargaining agreements, powers of attorney, distribution arrangements, non-competition agreements, patent and software license agreements, contracts or orders for future purchase or delivery of goods or rendition or services, bonus, deferred compensation, pension or retirement plans, accrued vacation pay and group insurance and welfare arrangements) of NTC or any Subsidiary, except for (a) agent contracts and (b) contracts with annual payments of less than $25,000 or which are terminable by NTC with no penalty on 30 days notice or less. Notwithstanding the foregoing, Schedule 3.13 sets forth all Smartpay contracts and all contracts related to American Roaming with annual payments in excess of $25,000 annually. Attached to Schedule 3.13 is the form of agent agreement utilized by NTC. Substantially all agreements with an agent are in substantially the same form as attached to

Schedule 3.13. The agreements listed on Schedule 3.13 are referred to herein as the "Material Contracts." Except as set forth on Schedule 3.13, neither NTC nor any Subsidiary is a party to any employment agreement, nor has it executed any letter relating to employment, which provides for any increase in compensation (including severance pay or benefits) based on a change in control, sale of business or a merger involving NTC. True, correct and complete copies of the Material Contracts have been delivered to Parent. There have been no events of material default by NTC or any subsidiary, or to NTC's knowledge, any third party, and, to the knowledge of NTC, no state of facts exist which with notice or the passage of time, or both, would constitute an event of material default by NTC, any Subsidiary or any other party to a Material Contract. All Material Contracts to which NTC or any Subsidiary is a party or by which it is bound are in full force and effect; and each constitutes the legal, valid, binding and enforceable obligation of NTC and any Subsidiary and, to NTC's knowledge, the other parties thereto. Except for the consents set forth on Schedule 3.3, the transactions contemplated by this Agreement will not (and will not give any person a right to terminate or modify any rights of, or accelerate or increase any obligations of NTC or any Subsidiary under any Material Contract.

     3.14. AUTHORIZATIONS. NTC holds all licenses, franchises, permits, resale tax certificates and other governmental authorizations and approvals (collectively, the "Authorizations") necessary to operate its business in the manner in which it is presently conducted, except for those Authorizations the failure of which to obtain would not have a Material Adverse Effect on NTC.
Schedule 3.14 lists all such Authorizations. The Authorizations listed on
Schedule 3.14 are valid, and neither NTC nor any Subsidiary has received any notice that any governmental authority intends to cancel, terminate or not renew any such Authorization, nor does NTC or any Subsidiary know of any basis that would permit any governmental authority to cancel, terminate or not renew any such Authorization. Except as set forth in Schedule 3.14, NTC has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Authorizations in all material respects and is not in material violation of any of the foregoing.

     3.15. ENVIRONMENTAL MATTERS.

          (a) NTC's business conduct at the real property identified on Schedule
     3.17 is not and has not been in violation of any applicable federal, state and local environmental and employee protection laws, rules, regulations, judgments, orders and consent agreements ("Environmental Laws").

          (b) NTC has delivered to Parent or will deliver to Parent at Closing all Authorizations necessary for NTC to treat, transport, store, dispose of and otherwise handle any hazardous or toxic material, substance, waste, or any other pollutant, contaminant, chemical or substance regulated by any Environmental Laws, including but not limited to petroleum products, asbestos or polychlorinated biphenyls ("Hazardous Materials") in connection with its business as presently conducted, a list of which Authorizations are set forth on Schedule 3.14. All of the Authorizations set forth on
     Schedule 3.14 are in full force and effect and NTC is in compliance with the requirements of such Authorizations. NTC has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned, leased and operated by NTC where Hazardous Materials have been treated, stored, disposed of or otherwise handled.

          (c) There are no aboveground or underground storage tanks located on any property currently owned, leased or operated by NTC for which NTC has liability under any Environmental Law, nor, to the knowledge of NTC, have any aboveground or underground storage tanks ever been located on any property owned, leased or operated by NTC or any of its predecessors in interest.

          (d) There has been no disposal, release or threatened release, spill, leak, discharge or other escape ("Release") of Hazardous Materials by NTC or its agents at, from, in or on any property owned, leased or operated by NTC at any time which were, or which were required to be, reported under any Environmental Law, and NTC does not have any knowledge of any contingent liabilities in connection with any disposal or release of any Hazardous Material into the environment.

          (e) No Hazardous Materials have been used, stored, manufactured, treated, processed on, or transported to or from the real property identified on Schedule 3.17 by NTC or its agents or any real property previously owned, leased or occupied by NTC except as necessary to the conduct of the business of NTC and in compliance under laws, ordinances, and regulations applicable to the use, storage, manufacture, treatment, processing or transportation thereof.

          (f) Except as set forth on Schedule 3.15, NTC has not received nor does NTC expect to receive any notice of potential responsibility or letter of inquiry from any private party or government agency for any off-site facility under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss.9601 et seq., or state or local counterpart thereof ("CERCLA"). Except as set forth on Schedule 3.15, NTC has not received nor does NTC reasonably expect to receive any notice, letter, citation, order, warning, complaint, inquiry, claim or demand alleging or asserting that: NTC has violated, or is about to violate, any Environmental Laws; there has been a release or there is a threat of a release of any Hazardous Materials by NTC or its agents at, from or onto any of the real property identified on Schedule 3.17; NTC may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or threat of a release of Hazardous Materials by NTC or its agents at, from or onto any of the real property identified on Schedule
     3.17 or, as a result of NTC's ownership and/or operation of the real property identified on Schedule 3.17, at, from or onto any other property wherever located; NTC's leasehold interest in the real property identified on Schedule 3.17 is subject to a lien in favor of any governmental entity for any liability, costs or damages, under Environmental Laws, arising from costs incurred by such governmental entity. In the event of any such notice prior to Closing, NTC shall immediately provide a copy thereof to Parent.

          (g) NTC's leaseholder interest in real property identified on Schedule
     3.17 is not listed, or, to the best of the knowledge of NTC, proposed for listing, on the National Priorities List under CERCLA or on CERCLIS or any analogous state list of sites requiring investigation or cleanup.

          (h) NTC has not transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the best knowledge of NTC proposed for listing, on the National Priorities List or on the CERCLIS or any analogous state list.

     3.16. PERSONAL PROPERTY; INVENTORY. Except as set forth on Schedule 3.16:

          (a) NTC has good and marketable title (except for property leased by NTC pursuant to a lease or agreement set forth on Schedule 3.13 or property subject to a license set forth on Schedule 3.13) to all personal property, other than personal property which is immaterial individually or in the aggregate, whether tangible or intangible (including its rights in its leases and agreements with respect to any leased property), used by NTC in its business, free and clear of all liens, security interests, charges and other encumbrances of any kind, other than Permitted Encumbrances;

          (b) to NTC's knowledge, all of the tangible personal property owned by NTC or leased by NTC pursuant to any lease listed on Schedule 3.13, other than personal property which is immaterial individually or in the aggregate, is in good working order and condition, ordinary wear and tear excepted; and

          (c) all leases included on Schedule 3.13 are in full force and effect and constitute legal, valid and binding agreements of NTC (and their successors) in accordance with their respective terms, except to the extent that enforceability is affected by bankruptcy, insolvency, moratorium or other creditor's rights proceedings, and NTC is not in material default under the terms of any such lease.

     3.17. REAL PROPERTY. NTC does not now own and has never owned any real property. Schedule 3.17 lists all real property currently leased by NTC in the conduct of its business and all leases or other agreements and all amendments thereto in respect of such real property (the "Leases"), and the annual rentals and other amounts paid under each such Lease or other agreement during the last year. NTC's rights in such Leases and other agreements to which it is a party are free and clear of all liens, security interests, charges and other encumbrances of any kind, other than the Permitted Encumbrances, and all undisputed amounts due and payable under such Leases have been paid. All amounts in dispute are set forth on Schedule 3.17. True and complete copies of the Leases have been delivered to the Parent. All Leases and other agreements included on the NTC Disclosure Schedule are in full force and effect and constitute legal, valid and binding agreements of NTC in accordance with their respective terms, except to the extent that enforceability is affected by bankruptcy, insolvency, moratorium or other creditor's rights proceedings. There is no material default under any Lease, nor, to NTC's knowledge does any state of facts exist which, with notice or the passage of time, or both would constitute a material default under any Lease.

     3.18. INSURANCE. During the past three policy years, NTC has not handled or received knowledge of any insurance losses or workers' compensation claims relating to NTC or the Assigned Employees (defined below). NTC maintains, and since January 1, 1995 has maintained, insurance (a) written by insurance companies reasonably believed by NTC to be financially sound and reputable, (b) that is sufficient for compliance by NTC with all of its contracts, agreements, instruments and other commitments and with all applicable laws, and (c) that insures against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and provides adequate insurance coverage for the business and assets of NTC. Schedule 3.18 lists and summarizes the property and casualty and liability insurance policies and programs maintained for the benefit of NTC. To the extent that NTC or any Affiliate of NTC has a policy of maintaining self-insurance coverage of any kind under which NTC benefits, such policy is described on Schedule 3.18. Except as set forth on Schedule 3.18, since January 1, 1995, (x) no insurance maintained by NTC or with respect to the business conducted by NTC has been canceled by the insurer nor has NTC applied for and been refused coverage by any insurer, (y) NTC has not received any notice of any pending or threatened termination of any policies of insurance, nor has any insurer suggested any alteration of any tangible asset, the purchase of additional assets or modification of any methods of doing business, and (z) all insurance maintained by or for the benefit of NTC can be terminated by NTC without the need for any additional payments of any kind from NTC or any other person or entity on account of the policies. NTC is not in default with respect to any provision contained in any such insurance policy, and to the knowledge of NTC, NTC has not failed to give any notice or present any claim thereunder in a due and timely fashion.

          3.19. COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS.

          (a) Schedule 3.19 sets forth the names and titles of all employees of NTC or any Affiliate of NTC who are primarily assigned to the business and operations of NTC (the "Assigned Employees") and the names of all officers and directors of NTC and all Subsidiaries of NTC, listing all employment, severance or other agreements with the Assigned Employees and the base rate of compensation of each such person as of the date hereof. Since the Balance Sheet Date, there have been no increases in the compensation payable or any bonuses to any such employee, except ordinary compensation increases implemented on a basis consistent with past practices, including with respect to promotions made in accordance with past practice, and the severance plans identified on Schedule 3.20.

          (b) During the past three years (i) neither NTC nor any Affiliate of NTC has been, or is currently, bound by or subject to (and none of the assets or properties of NTC is bound by or subject to) any arrangement or agreement with any labor union with respect to the Assigned Employees, (ii) none of the Assigned Employees has been or is currently represented by any labor union or covered by any collective bargaining agreement, (iii) to the knowledge of NTC, no campaign to establish such representation has been commenced or is currently in progress, and (iv) there has not been nor is there currently any pending or, to the knowledge of NTC, threatened labor dispute involving any group of the Assigned Employees nor has NTC experienced any labor interruptions.

          3.20. EMPLOYEE PLANS.

          (a) Schedule 3.20 lists all employee benefit plans in which the Assigned Employees participate (the "Plans"), including all employment agreements and other agreements or arrangements containing "golden parachute" (as defined under section 280G of the Code) or other similar provisions, and deferred compensation agreements. True and complete copies of the Plans have been delivered to the Parent. Except for the Plans, the Assigned Employees do not participate in any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor does NTC have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any Assigned Employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in section 3(2) of ERISA. NTC is not required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Assigned Employees.

          (b) NTC does not contribute to or have any actual or potential liability with respect to any multiemployer plan as defined in section 3(37) of ERISA. NTC has not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of sections 4205 and 4203, respectively, of ERISA) from any multiemployer plan, no such liability has been asserted, nor to the knowledge of NTC are there any events or circumstances which could result in any such partial or complete withdrawal.

          (c) Each Plan and the administration thereof is and has been in material compliance with its terms and all applicable provisions of ERISA, the Code and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

          (d) All accrued contribution obligations of NTC with respect to any Plan listed on Schedule 3.20 have either been fulfilled in their entirety or are fully reflected on the Balance Sheet.

     3.21. COMPLIANCE WITH ERISA.

          (a) All of the Plans that are intended to qualify under section 401(a) of the Code (the "Qualified Plans") have been determined by the Internal Revenue Service to be so qualified, and nothing has occurred (or failed to occur) since the date of such determination letters that would adversely affect such determination in a manner that would be material to NTC. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, summary plan descriptions, actuarial reports, audits, Form 5500 annual reports or other Tax Returns) have been timely filed or distributed, except for failures that would not in the aggregate materially adversely affect NTC. Neither NTC nor any Plan listed in the NTC Disclosure Schedule has engaged in any transaction prohibited under the provisions of section 4975 of the Code or section 406 of ERISA with respect to any Plan that is not exempt under the Code or ERISA. No Plan has incurred an accumulated funding deficiency, as defined in section 412(a) of the Code and section 302(1) of ERISA; and NTC has not incurred nor has any liability for excise tax or penalty due to the Internal Revenue Service ("IRS") nor any liability to the Pension Benefit Guaranty Corporation --- ("PBGC") other than for fixed rate premiums incurred in the ordinary ------ course of business. In addition:

               (i) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan without notice to and approval by the Internal Revenue Service;

               (ii) no Plan subject to the provisions of Title IV of ERISA has been terminated;

               (iii) there have been no "reportable events" (as that phrase is defined in section 4043 of ERISA) with respect to any Plan;

               (iv) NTC has not incurred and has no liability under section 4062 of ERISA with respect to any Plan; and

               (v) no circumstances exist pursuant to which NTC could have any material direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than NTC that is, or at any time was, a member of a "controlled group" (as defined in section 412(n)(6)(B) of the Code) that includes NTC.

          (b) Except to the extent required under Part 6 of ERISA and section 4980B of the Code or applicable state law, NTC does not provide health or welfare benefits for any retired or former employee, nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

          (c) Each Plan that is a "group health plan" as defined in section 607(l) of ERISA has been operated with respect to Assigned Employees in material compliance with the notice, continuation and other requirements of section 4980B of the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act of 1996, as amended, and Parts 6 and 7 of Subtitle B of Title I of ERISA and the respective regulations thereunder.

          (d) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits, audits, investigations or arbitrations which have been asserted or instituted against any Plan, any fiduciaries with respect to their duties to the Plans or the assets of any trust that would be material to NTC.

          (e) Except as disclosed in Schedule 3.21, no representation made in this Section 3.21 has modified the written terms of any Plan in any material respect, and the Merger and the other transactions contemplated hereunder will not result in the payment, vesting or acceleration of any benefit, including severance pay, which would have a material adverse effect on NTC or the Parent.

     3.22. LITIGATION; COMPLIANCE WITH LAW. Except as set forth on Schedule 3.22, there are no claims, actions, suits or proceedings (or, to the knowledge of NTC, investigations) pending or, to the knowledge of NTC, threatened against or affecting, NTC, the Merger or the other transactions contemplated in this Agreement, at law or in equity, or before or by any arbitrator, court or any governmental department, commission, board, bureau, agency or instrumentality (including any claims or proceedings under any Environmental Laws or any claims, grievances or unfair labor practice charges or complaints under the Fair Labor Standards Act, the National Labor Relations Act or any other federal, state or local laws or regulations regulating the relationships between employers and employees), and no notice of any such claim, action, suit, proceeding or investigation, whether pending or threatened, has been received. Except to the extent set forth on Schedule 3.22, NTC is not presently engaged in any legal action to recover moneys due it or damages sustained by it. Except to the extent set forth on Schedule 3.22, NTC has since its inception conducted its business in material compliance with the requirements, standards, criteria and conditions set forth in all laws, statutes, ordinances, regulations, rules, judgments, orders, writs, injunctions and decrees binding upon or applicable to NTC and its property and is not in material violation of any of the foregoing.

     3.23. TAXES.

          (a) Except as set forth on Schedule 3.23:

               (i) NTC has timely filed all required federal, state, local and foreign returns ("Tax Returns") and estimates for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such Tax Returns or estimates were due. All Tax Returns were true, correct and complete when filed. NTC has not filed a request for extension of its Returns that is currently in effect. All federal, state and foreign Tax Returns filed by NTC for the past three years have been provided to the Parent. All Taxes, owed by NTC or remitted by NTC on behalf of a third party, whether or not shown on a Tax Return, have been paid. Notwithstanding the foregoing, with respect to the payment of Taxes owed or remitted by NTC on behalf of a third party in any taxing jurisdiction other than a state or the U.S. federal government, NTC represents only that to its knowledge, after reasonable investigation by qualified advisors of all reasonably available information, all Taxes owed by NTC or remitted by NTC on behalf of a third party have been paid.

               (ii) NTC has never been a member of any consolidated, combined or unitary group for federal, state, local or foreign Tax purposes.

               (iii) NTC is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes.

               (iv) NTC has (a) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (b) paid all employer contributions and premiums; and (c) filed all federal, state, local and foreign Returns and reports with respect to employee income Tax withholding, social security unemployment Taxes and premiums, all in compliance with the withholding Tax provisions of Code as in effect for the applicable year and other applicable federal, state, local or foreign laws.

               (v) NTC has not executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes past the Effective Date, and no power of attorney granted by NTC with respect to any Taxes will be in force following the Closing.

               (vi) No federal, state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or Tax Returns of NTC.

               (vii) NTC has not entered into any agreement with any taxing authority relating to Taxes which affects any taxable year ending after the Effective Date.

               (viii) NTC has not agreed to and it is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Effective Date. Neither the IRS nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Effective Date. NTC has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Effective Date.

               (ix) NTC is not a party to any Tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits effective for any year (whether current year, a future year or a past year) that will have any effect after the Closing.

               (x) NTC is not an investment company within the meaning of Code section 351(e).

               (xi) There is no contract, agreement, plan or arrangement covering any employee or former employee of NTC that, individually or collectively, could give rise to the payment by NTC after the Effective Date of any amount that would not be deductible by reason of Code section 280G.

               (xii) No asset of NTC is Tax-exempt use property under Code section 168(h).

               (xiii) No portion of the cost of any asset of NTC has been financed directly or indirectly from the proceeds of any Tax-exempt state or local government obligation described in Code section 103(a).

               (xiv) None of the assets of NTC is property that NTC is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code section 168(f)(8).

               (xv) Except as set forth on Schedule 3.23, NTC does not have and has not had a permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country.

               (xvi) In the past five years, NTC has not been a party to a transaction that has been reported as a reorganization within the meaning of Code section 368 or distributed a corporation (or been distributed by a corporation) in a transaction that has been reported to qualify under Code section 355.

          (b) For purposes of this Section 3.23, the term "NTC" shall be deemed to include any predecessor to NTC and any person or entity from which NTC incurs a liability for Taxes as a transferee, joint and severally, or by contract.

          (c) There is no contract, agreement, plan or arrangement to which NTC or any Subsidiary of NTC is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of NTC or any Subsidiary, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

     3.24. ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 3.24, or as contemplated by this Agreement, there has not been with respect to NTC:

          (a) any event having a Material Adverse Effect on the business, operations, properties, assets, rights, prospects, liabilities, Authorizations or condition (financial or otherwise) of NTC or NTC's relations with its customers, agents, employees or creditors;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of NTC;

          (c) any change in the authorized capital of NTC or its outstanding securities or any change in its ownership interests or any grant of any subscriptions, options, warrants, calls, conversion rights or commitments;

          (d) any declaration or payment of any dividend or distribution in respect of NTC's capital stock or any direct or indirect purchase, or redemption or other acquisition or retirement of any of the capital stock of NTC;

          (e) any increase in the compensation, bonus, sales commissions or fees payable or to become payable by NTC to any of its directors, officers, employees, consultants or agents or to NTC, except for ordinary and customary bonuses and salary increases for employees (which are other than officers, directors, consultants or agents) in accordance with past practice and reflected in the books and records of NTC and except as required pursuant to any employment agreement in existence on the date hereof;

          (f) any work interruptions, labor grievances or claims filed;

          (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of NTC to any person or entity, including NTC or Affiliates of NTC or NTC (other than the sales of inventory in the ordinary course of business);

          (h) any new or renegotiated indebtedness or any cancellation, or agreement to cancel, any indebtedness or other obligation owing to NTC, including any indebtedness or obligation of NTC or Affiliates of NTC or NTC, other than the negotiation and adjustment of bills made by NTC in the course of good faith disputes with customers in the ordinary course of business and in a manner consistent with past practice;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of NTC or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of NTC's business;

          (k) any waiver of any material rights or claims of NTC, other than the negotiation and adjustment of bills made by NTC in the course of good faith disputes with customers in the ordinary course of business and in a manner consistent with past practice;

          (l) any amendment or termination (other than by expiration at the end of its term) of any material contract, agreement, lease, license, permit or other right to which NTC is a party, other than amendments of customer agreements in the ordinary course of business;

          (m) any transaction or conduct by NTC outside the ordinary course of its business;

          (n) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date;

          (o) any changes in accounting methods or practices (including, without limitation, any change in depreciation or amortization methods or rates); or

          (p) any other distribution of property or assets by NTC other than in the ordinary course of business.

     3.25. DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Set forth on Schedule 3.25 with respect to NTC is (a) the name of each financial institution in which NTC has accounts or safe deposit boxes, (b) the names in which the accounts or boxes are held, (c) the type of account and account number, and (d) the name of each person or entity authorized to draw thereon or have access thereto. Schedule
3.25 also sets forth the name of each person or entity holding a general or special power of attorney from or otherwise binding upon NTC and a description of the terms of such power.

     3.26. RELATIONS WITH GOVERNMENTS. Neither NTC nor any Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office in violation of any law, statute, ordinance, rule or regulation, nor has NTC or any Subsidiary otherwise taken any action which would cause NTC to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     3.27. INTELLECTUAL PROPERTY. Attached hereto as Schedule 3.27 is a correct list of all Proprietary Rights used in or necessary to the business of NTC or any Subsidiary as now being conducted (other than for off-the-shelf software programs that have not been customized for use by NTC or any Subsidiary). Except as set forth in Schedule 3.27, NTC or any Subsidiary owns or has the right to use all Proprietary Rights necessary to the conduct of its business as presently conducted and as necessary to develop NTC's iRoam products and services as such products and services are currently anticipated to be developed. With respect to such Proprietary Rights indicated in Schedule 3.27 and except as indicated in such schedule, (a) NTC or any Subsidiary owns all right, title, and interest in and to or a valid and enforceable license or waiver to use all of such Proprietary Rights, (b) there are no outstanding notices or claims (written or oral) received by NTC or any Subsidiary asserting the infringement by, or invalidity, abuse, misuse, or unenforceability of, any of such Proprietary Rights by the NTC or any Subsidiary, and, to NTC's or any Subsidiary's knowledge, there are no grounds for the same, and (c) all such Proprietary Rights will be owned or available for use by NTC or any Subsidiary on identical terms and conditions immediately subsequent to the Effective Time. Except as set forth on Schedule 3.27, the conduct of NTC's or any Subsidiary's business has not and does not, to the knowledge of NTC after a reasonable investigation by qualified advisors, infringe any rights of others. Except as set forth on
Schedule 3.27, all of the patents, trademarks (including service marks and logos) and copyrights owned by NTC or any Subsidiary have been duly registered in, filed in or issued by the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries as identified on Schedule 3.27. and have been properly maintained and renewed, consistent with commercially reasonable business practices, in accordance with all applicable provisions of law and administrative regulations in the United States and each such country, except in those instances set forth in Schedule
3.27 where registration applications are pending in either such Office or Register. The term "Proprietary Rights" means any patents, patent applications, patent disclosures and inventions as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof; any material trademarks, service marks, trade dress, logos, trade names, service names, brand names and corporate names, together with all goodwill associated therewith, whether or not registered; copyrights and copyrightable works; mask works; trade secrets and confidential information; computer software, including source code and object code; all other proprietary rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium); all registrations, applications for registration and renewals for each of the foregoing; and all know-how, in each of the foregoing cases wherever such rights exist throughout the world, including the right to recover for past infringement. NTC and any Subsidiary have taken reasonable security measures to maintain the confidentiality of and to protect the Proprietary Rights. Each engineer, programmer, consultant and officer of NTC or any Subsidiary has executed a proprietary information and inventions agreement substantially in the form provided to Parent. After the Effective Time, all patents, patent applications or other Proprietary Rights used or useful in the business of NTC or any Subsidiary and held by any Affiliate shall be unimpaired as a result of the Merger.

     3.28. RELATED PARTY AGREEMENTS. Except as set forth on Schedule 3.28, NTC is not a party to or otherwise bound by any agreement with NTC or any Affiliate of NTC.

     3.29. STATE TAKEOVER STATUTES. The provisions of Section 13.03 of the TBCA will not prohibit the consummation of the Merger or the transactions contemplated hereby, and will not apply to, restrict, affect or impair Parent's operation of NTC after the Effective Time.

     3.30. CORRECT RECORDS. The financial records, ledgers, account books, minute books, stock certificate books, stock registers and other corporate records of NTC and each Subsidiary are current, correct and complete in all material respects.

     3.31. ACCOUNTING MATTERS. Neither NTC, nor, to the knowledge of NTC, any of its Affiliates, has taken or agreed to take any action that would prevent the accounting for the transactions contemplated by this Agreement as a pooling of interests.

     3.32. CUSTOMER/SUPPLIER RELATIONSHIPS. NTC reasonably believes its relationship with its customers and suppliers is good. NTC has received no notice of any intent or threat to terminate or modify any material customer or supplier relationship and has no reason to believe that any such event is imminent or pending. Since December 31, 1999, there have been no terminations, cancellations or adverse change in any customer or supplier relationship which individually or in the aggregate would have a Material Adverse Effect on NTC.

     3.33. DISCLOSURE. No representation or warranty of NTC in this Agreement or in any certificate or agreement furnished or to be furnished by NTC or on behalf of NTC contains, or will contain, an untrue statement of a material fact with respect to NTC or omits to state a material fact necessary to make the statements therein with respect to NTC, in light of the circumstances under which they were made, not misleading. True, correct and complete copies of each document or agreement listed or described on the NTC Disclosure Schedules have been delivered or will be delivered to the Parent as of the Closing and there are no amendments or modifications thereto, except as expressly noted in the NTC Disclosure Schedules on which such agreement or document is referenced.

     3.34. INFORMATION STATEMENT. None of the information provided by NTC for inclusion in the Information Statement, at the date it was given to the NTC Stockholders, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

      Except as set forth in the Parent Disclosure Schedule delivered by Parent to NTC prior to the execution of this Agreement (the "Parent Disclosure Schedule") (each schedule qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) and dated as of the date hereof, on the date hereof and as of the Effective Time as though made at the Effective Time, Parent represents and warrants to NTC as follows:

     4.1. ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

     4.2. AUTHORITY; NO CONFLICTS; CONSENTS.

          (a) Parent has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Except as set forth on Schedule 4.2, the execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the Merger will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Parent, (B) except as would not have a Material Adverse Effect on Parent and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

          (c) Except as set forth on Schedule 4.2, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation of the Merger, except for (i) any filing required under (A) the HSR Act, (B) the TBCA, (C) any state Blue Sky Laws,
     (D) the Securities Act, or (E) the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on Parent.

     4.3. SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished NTC with a true and complete copy of all of its filings with the SEC (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by documents subsequently filed with the SEC. The SEC Documents contain an audited consolidated balance sheet of Parent as of December 31, 1999 (the "Parent Balance Sheet") and the related audited consolidated statements of income and cash flow for the year then ended (the "Parent Financials"). The Parent Financials have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Parent Financials present fairly the consolidated financial condition and operating results and cash flows of Parent and its subsidiaries as of the dates and during the periods indicated therein. Since the date of the Parent Balance Sheet and until the date of this Agreement, there has not occurred any material adverse change in the business, assets or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole.

     4.4. BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except Bancboston Robertson Stephens, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent and previously disclosed to NTC.

     4.5. MERGER SUB ORGANIZATION AND CORPORATE POWER. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Texas. Merger Sub is a direct wholly-owned subsidiary of Parent.

     4.6. MERGER SUB CORPORATE AUTHORIZATION. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     4.7. MERGER SUB NON-CONTRAVENTION. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Sub.

     4.8. INFORMATION STATEMENT. None of the information provided by Parent for inclusion in the Information Statement, at the date it was given to of the NTC Stockholders, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.9. DISCLOSURE. No representations or warranty by the Parent or Merger Sub in this Agreement, and no exhibit, document, statement, certificate or schedule furnished or to be furnished to NTC pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading or necessary to provide the Company with adequate or complete information as to the Parent and its subsidiaries and their affairs.

     4.10. LITIGATION. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, including any bankruptcy proceedings, nor any order, decree or judgment or progress, pending, in effect, or to the knowledge of Parent, threatened against or relating to Parent which would affect the consummation of the transactions contemplated by this Agreement, or have a Material Adverse Effect on Parent.

                                   ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1. COVENANTS OF NTC. During the period from the date of this Agreement and continuing until the Effective Time, NTC agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

          (a) Ordinary Course.

               (i) NTC and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

               (ii) NTC shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures other than those set forth on
          Schedule 5.1.

               (iii) Except in the ordinary course of business consistent with past practice and in accordance with the NTC budget for the year 2000 provided to

     Parent, NTC shall not change the pricing on any of its products or services without the written consent of Parent.

          (b) Product Development. NTC shall continue to use commercially reasonable efforts to develop, in accordance with existing plans or contract, any new products or services or modifications to existing products or services, including but not limited to the iRoam wireless product.

          (c) Dividends; Changes in Share Capital. NTC shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (d) Issuance of Securities. NTC shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any NTC Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or NTC Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of NTC Capital Stock upon the exercise of stock options or in connection with other stock-based benefits plans outstanding on the date hereof in accordance with their present terms, or options issued to new employees after the date hereof which shall be subject to normal vesting schedules and shall be for no more than 5,000 shares of NTC Common Stock to any individual and 20,000 shares of NTC Common Stock in the aggregate, (ii) issuances by a wholly owned Subsidiary of NTC of capital stock to such Subsidiary's parent, (iii) issuances in accordance with the NTC Warrants.

          (e) Governing Documents. Except as contemplated by this Agreement, NTC and its Subsidiaries shall not amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

          (f) No Acquisitions. NTC shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of NTC and its Subsidiaries in the ordinary course).

          (g) No Dispositions. NTC shall not, and shall not permit any Subsidiary of NTC to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of NTC) which are material, individually or in the aggregate, to NTC.

          (h) Indebtedness. NTC shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than by NTC or a Subsidiary of NTC to or in NTC or any Subsidiary of NTC or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than trade indebtedness, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice and borrowings or paydowns consistent with past practice under NTC's existing credit facilities.

          (i) Tax-Free Qualification. NTC shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

          (j) Severance Pay. Except as contemplated by this Agreement, NTC shall not grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof and disclosed in the NTC Disclosure Schedules and (B) the payment of no more than two weeks severance to employees, in lieu of notice of termination, who leave prior to the Closing Date;

          (k) Employees; Benefit Plans. NTC shall not (i) adopt any employee benefit plan, (ii) enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except for bonuses to existing employees in connection with anniversary and promotions consistent with past practice and in accordance with the NTC budget for the year 2000 as provided to Parent; or (iii) hire or employ any executive personnel after the date hereof;

          (l) Other Actions. NTC shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in, any of the conditions to the Merger set forth in
     Article VI not being satisfied.

          (m) Accounting Methods; Income Tax Elections. Except as required by a Governmental Entity, NTC shall not change its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP as concurred in by NTC's independent auditors. NTC shall not (i) change its fiscal year or (ii) make any material Tax election, other than in the ordinary course of business consistent with past practice, without consultation with Parent.

          (n) Pooling. NTC shall not take any action that would interfere with Parent's ability to account for the Merger as a pooling of interests.

          5.2. COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that NTC shall otherwise consent in writing):

               (a) Ordinary Course. Parent and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time;

               (b) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or required by law, Parent and its material Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

               (c) Tax-Free Qualification. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

               (d) Reserve Shares. Parent shall reserve sufficient shares of Parent Common Stock under its 1997 Equity Incentive Plan to account for shares which will be issuable under the NTC Options to be exchanged pursuant to Section 1.8(b).

               (e) Other Actions. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article VII not being satisfied.

     5.3. CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give NTC, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct NTC's operations prior to the Effective Time. Prior to the Effective Time, each of NTC and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1. NTC STOCKHOLDERS MEETING. NTC shall take all action in accordance with the federal securities laws, the TBCA and NTC's articles of incorporation and bylaws necessary to either (a) obtain a unanimous written consent of the NTC Stockholders ("Written Consent") or (b) convene a special meeting of the Stockholders of NTC entitled to vote (the "NTC

Stockholders Meeting"), in each case to be held or completed on the earliest practicable date determined by Parent, subject to the consent of NTC (which shall not be unreasonably withheld) in each case to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby. NTC's Board of Directors, at a meeting duly called and held at which a quorum was present throughout, has by unanimous vote of the directors resolved to recommend that the Stockholders of NTC approve this Agreement and the transactions contemplated hereby (the "Recommendation"). Upon any written request by Parent, NTC's Board of Directors shall promptly meet to consider whether to reaffirm its Recommendation that the Stockholders of NTC approve this Agreement and the transactions contemplated hereby. In the event that the Recommendation shall at any time be withdrawn, revoked or modified, or NTC's Board of Directors shall not reaffirm its Recommendation as contemplated hereby and the stockholders of NTC shall not have approved this Agreement, the transactions contemplated hereby and the Merger at the NTC Stockholders Meeting, NTC shall immediately pay to Parent the Parent Fee (as such term is defined in Section 8.2(b)). NTC shall cooperate with Parent in the preparation of all materials required to be sent to the Stockholders in connection with the Written Consent or the NTC Stockholders Meeting, either as required by applicable state law or under the Securities Act (the "Information Statement") NTC shall use all reasonable efforts to mail at the earliest practicable date to the Stockholders the Information Statement, which shall include the Recommendation.

     6.2. ACCESS TO INFORMATION.

          (a) Upon reasonable notice, NTC shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, NTC shall (and shall cause its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law), and (ii) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that NTC may restrict the foregoing access to the extent that (A) a Governmental Entity requires NTC or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (B) any law, treaty, rule or regulation of any Governmental Entity applicable to NTC requires NTC or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated February 23, 1999 between NTC and Parent (the "Confidentiality Agreement"). Any investigation by Parent of NTC shall not affect the representations and warranties of NTC or Parent, as the case may be.

          (b) Upon reasonable notice, Parent shall provide to NTC such information as NTC shall reasonably request, subject to any legal restrictions on Parent with respect to disclosure of such information. NTC acknowledges that receipt of any non-public material information concerning the Parent will prevent any person with access to that information from selling shares of Parent Common Stock until such information is no longer material or has been made publicly available by the Company.

     6.3. REASONABLE EFFORTS.

          (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations including obtaining all necessary covenants, approvals necessary to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, to the extent it has not already done so, an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          (b) Each of Parent, Merger Sub and NTC shall use its best efforts to cause the Merger to qualify and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

     6.4. ACQUISITION PROPOSALS. NTC agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or of the equity securities of, it or any of its Subsidiaries that, in any such case, could reasonably be expected to interfere with the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). NTC further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. NTC agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Notwithstanding the foregoing, NTC and its officers, directors, advisors and their respective representatives will not be prohibited from taking any of the actions indicated above in this section to the extent such action is taken by, or upon the authority of, the NTC Board of Directors in the exercise of good faith judgment as to its fiduciary duties to the NTC Stockholders, which judgment is based upon the advice of independent, outside legal counsel that a failure of the NTC Board of Directors to take such action would be likely to constitute a breach of its fiduciary duties to the NTC Stockholders. In addition to the foregoing, if NTC receives, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request relating to any of the above, NTC shall immediately notify Parent thereof, including information as to the identity of the offer or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 6.4 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section
6.4 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

     6.5. FEES AND EXPENSES. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby. The Expenses that will be assumed by the Surviving Corporation after the Closing shall be no greater than as set forth on
Schedule 6.5.

     6.6. PUBLIC ANNOUNCEMENTS. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws and the rules and regulations of the Nasdaq National Market.

     6.7. NOTIFICATION OF CERTAIN MATTERS. NTC shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is reasonably foreseeable to cause any representation or warranty of NTC contained in this

Agreement to be untrue or inaccurate at or prior to the Effective Time in all material respects and (ii) and failure of NTC to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in all material respects; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by NTC pursuant to this Section 6.7, however, shall be deemed to amend or supplement the NTC Disclosure Schedules or prevent or cure any misrepresentations, breach of warranty or breach of covenant. Notwithstanding the foregoing, NTC may, not later than five days prior to Closing, deliver to Parent updated NTC Disclosure Schedules which may only reflect matters that arise after the date hereof (and that NTC could not reasonably have known or anticipated as of the date hereof) and, provided that such updated NTC Disclosure Schedules are acceptable to Parent in its sole discretion, such updated NTC Disclosure Schedules shall supersede and replace the NTC Disclosure Schedules delivered by NTC at the signing of this Agreement.

     6.8. AFFILIATE AGREEMENTS. Schedule 6.8 sets forth those persons who, in NTC's reasonable judgment, are or may be "affiliates" of NTC within the meaning of Rule 144 (each such person, an "Affiliate") promulgated under the Securities Act ("Rule 144"). NTC shall provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. NTC shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Closing Date) from each of the Affiliates of NTC, an executed Affiliate Agreement in the form attached hereto as Exhibit H, each of which will be in full force and effect as of the Effective Time. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     6.9. ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     6.10. POOLING ACCOUNTING. Parent and NTC shall each use their best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of the Parent and NTC shall use its best efforts to cause its Affiliates (as defined in Section 6.8) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     6.11. INDEMNIFICATION. After the Effective Time, Parent agrees to indemnify and hold harmless all current and former directors and officers of NTC to the same extent of the indemnification rights of such persons existing on the date hereof as set forth in the current NTC Articles of Incorporation and Bylaws, from and after the Effective Time, except for liability (i) for any breach of fiduciary duty of loyalty to NTC, Parent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of

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

law, (iii) for any transaction in which the director or officer derived an improper personal benefit or (iv) for which indemnification by Parent or the Surviving Corporation is prohibited by law.

     6.12. LISTING APPLICATION. Parent will file a listing application with the Nasdaq to approve for listing, subject to official notice of issuance, the shares of Parent Common Stock to be issued in the Merger. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, as soon as practicable after the Effective Time.

     6.13. EMPLOYEE BENEFITS. As of the Effective Date, Parent or its subsidiaries shall become the employer of all of the employees of NTC as of the Effective Date (the "Transferred Employees") and, to the extent one or more of the NTC employee benefit plans is terminated, shall make available to the Transferred Employees the corresponding employee benefit plan(s) maintained by Parent for its employees (the "Parent Plans") in accordance with their terms. To the extent permitted by the terms of the Parent Plans, Parent will (i) waive all deductibles, waiting periods and limitations with respect to pre-existing conditions and other conditions applicable to employees of NTC and its subsidiaries under the Parent Plans and (ii) grant full past service credit (including credit for eligibility, benefit accrual and for vesting) to the Transferred Employees for service with NTC and its affiliates and predecessors under any and all of the Parent Plans, including but not limited to bonus, severance, and similar employment policies. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will entitle any employee, including but not limited to, Transferred Employees, to any other severance benefits nor will it accelerate compensation due any such Transferred Employee as of the Effective Date. Subject to the foregoing, Parent shall have the right in the good faith exercise of operations and managerial discretion to make changes or cause changes to be made after the Effective Date in compensation, benefits and other terms of employment and to terminate any such employee.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of NTC, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. NTC shall have obtained the Required NTC Votes in connection with the adoption of this Agreement by the Stockholders of NTC.

          (b) No Injunctions or Restraints, Illegality. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 7.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 6.3 shall have been the cause of, or shall have resulted in, such order or injunction.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) Merger. The Merger shall have been declared effective by the Secretary of State of all necessary jurisdictions.

     7.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of NTC set forth in this Agreement that is qualified as to materiality shall have been true and correct on the date of this Agreement, and each of the representations and warranties of NTC that is not so qualified shall have been true and correct in all material respects on the date of this Agreement, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of NTC to such effect.

          (b) Performance of Obligations of NTC. NTC shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

          (c) Third Party Consents. Any and all consents, waivers, assignments and approvals listed on Schedule 3.3 and Schedule 4.2 shall have been obtained.

          (d) Litigation. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent, Merger Sub or NTC, their respective properties or any of their officers, directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by this Agreement.

          (e) Legal Opinion. Parent shall have received a legal opinion from Hallett & Perrin, P.C., legal counsel to NTC, substantially in the form of Exhibit D hereto.

          (f) Employment Agreements. Designated employees of NTC, as set forth on Exhibit E, shall have executed and delivered to Parent an Employment Agreement in the form attached hereto as Exhibit F. Mr. George Lebus shall have executed an Employment Agreement substantially in the form of Exhibit M hereto.

          (g) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect with respect to NTC.

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

          (h) Affiliate Agreements. Each of the persons listed on Schedule 6.8 shall have executed an Affiliate Agreement in substantially the form attached as Exhibit H.

          (i) Voting Agreement. Parent shall have received from each Principal Stockholder an executed Voting Agreement in substantially the form attached as Exhibit I.

          (j) Pooling. Parent shall be satisfied that the transactions contemplated hereby do not violate pooling-of-interest accounting under Accounting Principles Board Opinion No. 16, including receiving such letters or opinions as Parent deems necessary from Ernst & Young, LLP, and the NTC Accountants.

          (k) Registration Rights Agreement. Parent shall have received from each Stockholder of NTC a Registration Rights Agreement in substantially the form of Exhibit J.

          (l) Investor Questionnaire. Parent shall have received from each Stockholder, Preferred Stockholder and each holder of NTC Options and NTC Warrants, a questionnaire and representation letter in substantially the form of Exhibits L-1 and L-2 hereto, containing such representations and warranties as Parent shall deem necessary.

          (m) Due Diligence. Parent shall have completed its due diligence review of NTC, with the results of such review satisfactory to Parent in its sole discretion;

          (n) NTC Warrants. The holders of the NTC Warrant shall have fully exercised all NTC Warrants in accordance with their terms prior to the Effective Time or have reached such other agreement, satisfactory to Parent in its sole discretion, with respect to the disposition of the NTC Warrants.

          (o) Preferred Stock. The holders of the Preferred Stock shall have entered into an agreement (the "Preferred Stock Agreement"), satisfactory to Parent in its sole discretion, with respect to the cancellation or redemption of the Preferred Stock in connection with the Merger and the receipt of Parent Common Stock therefore, and the requirements and events set forth in the Preferred Stock Agreement shall have taken place prior to or as of the Effective Time.

          (p) Rule 506 Offering. Counsel for Parent shall have reasonably determined that the issuance of Parent Common Stock in the Merger shall comply with all applicable provisions of Rule 506 under the Securities Act.

          (q) NTC Option Holders. The holders of all outstanding NTC Options shall have executed the agreements referenced in Section 1.8(b)(ii).

          (r) Certificate of NTC. Parent shall have been provided with a certificate executed on behalf of NTC by it's Chief Executive Officer and its Chief Financial Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by NTC in this Agreement are true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time; and

               (ii) all covenants and obligations of this Agreement to be performed by NTC on or before such date have been so performed in all material respects; and

               (iii) the condition set forth in Section 7.2(g) has been satisfied.

          (s) Other Documents. Parent shall have received such other documents as Parent and its counsel deem reasonably necessary in order to complete the transactions contemplated by this Agreement, including without limitation officer's and secretary's certificates and good standing certificates.

     7.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF NTC. The obligations of NTC to effect the Merger are subject to the satisfaction of, or waiver by NTC, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality shall have been true and correct on the date of this Agreement, and each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects on the date of this Agreement, and NTC shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

          (b) Performance of Obligations of Parent. Parent shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and NTC shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

          (c) No Material Adverse Changes. There shall not have occurred a Material Adverse Effect with respect to Parent.

          (d) Legal Opinion. NTC shall have received a legal opinion from Blackwell Sanders Peper Martin LLP, legal counsel to Parent, substantially in the form of Exhibit K hereto.

          (e) Tax Opinion. NTC shall have received a written opinion from Hallett & Perrin, P.C., its tax counsel, substantially in the form of Exhibit C, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn.

          (f) Registration Rights Agreement. Parent shall have executed a Registration Rights Agreement in substantially the form of Exhibit J.

          (g) Pooling. NTC shall be satisfied that the transactions contemplated hereby do not violate pooling-of-interest accounting under Accounting Principles Board Opinion No. 16, including receiving such letters or opinions as NTC deems necessary from the NTC Accountants.

          (h) Employment Agreement. Parent and Mr. George Lebus shall have executed an Employment Agreement substantially in the form of Exhibit M hereto.

          (i) Certificate of Parent. NTC shall have been provided with a certificate executed on behalf of Parent by a President or Vice President to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Parent and Merger Sub in this Agreement are true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time;

               (ii) all covenants and obligations of this Agreement to be performed by Parent on or before such date have been so performed in all material respects; and

               (iii) the condition set forth in Section 7.3(c) has been satisfied.

          (j) Other Documents. NTC shall have received such other documents as NTC and its counsel deem reasonably necessary in order to complete the transactions contemplated by this Agreement, including without limitation officer's and secretary's certificates and good standing certificates.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of NTC:

          (a) By mutual written consent of Parent and NTC;

          (b) By either NTC or Parent if the Effective Time shall not have occurred on or before July 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has to any extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of NTC or (ii) compel Parent or NTC to dispose of or hold separate all or a portion of the business or assets of NTC or Parent as a result of the Merger;

          (d) By Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of NTC and such breach has not been cured within ten (10) calendar days after written notice to NTC; provided, however, that, no cure period shall be available for a breach which by its nature cannot be cured;

          (e) By NTC if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and such breach has not been cured within ten (10) calendar days after written notice to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

          (f) By either NTC or Parent if the approval by the stockholders of NTC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required NTC Vote before July 31, 2000;

          (g) By Parent if the Board of Directors of NTC, prior to the NTC Stockholders Meeting shall withdraw or modify in any adverse manner its Recommendation pursuant to Section 6.1; or

          (h) By NTC at any time prior to the NTC Stockholders Meeting, upon two Business Days' prior notice to Parent, if the Board of Directors of NTC shall have determined in good faith based on the advice of outside counsel that failure to do so would constitute a breach of its fiduciary duties under applicable law.

      Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 8.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

     8.2. EFFECT OF TERMINATION.

          (a) In the event of termination of this Agreement by either NTC or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or NTC or their respective officers or directors except with respect to
     Section 3.6, Section 4.4, the second sentence of Section 6.2, Section 6.5 and this Section 8.2.

          (b) Parent and NTC agree that if (i) NTC shall terminate this Agreement pursuant to Section 8.1(h), (ii) NTC or Parent shall terminate this Agreement pursuant to Section 8.1(f), (iii) Parent shall terminate this Agreement pursuant to Section 8.1(d) and the impact of the event which caused the breach specified therein is reasonably likely to have a Material Adverse Effect on NTC or (iv) Parent shall terminate this Agreement pursuant to Section 8.1(g), then NTC shall pay to Parent an amount equal to $1,000,000 million (the "Parent Fee").

          (c) The Parent Fee required to be paid pursuant to Section 8.2(b) shall be made prior to, and shall be a pre-condition to the effectiveness of termination of this Agreement pursuant to such Section. All payments under this Section 8.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

     8.3. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of NTC, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties in this Agreement shall survive the Merger and continue until the earlier of the date which is the date of the auditor's report for the first audit of Parent's financial statements after the Closing Date or the date which is one year following the Closing Date (the "Expiration Date").

     9.2. ESCROW ARRANGEMENTS.

          (a) General Escrow Fund. As security for the indemnity provided for in this Section 9.2 and by virtue of this Agreement, the Stockholders, holders of Preferred Stock (the "Preferred Stockholders") and holders of NTC Options vested as of the Closing Date, as set forth on Exhibit A, will be deemed to have received and deposited with the Escrow Agent (as defined below) the General Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the General Escrow Amount) without any act of any Stockholder, Preferred Stockholder and holders of NTC Options vested as of the Closing Date, as set forth on Exhibit A. As soon as practicable after the Effective Time, the General Escrow Amount, without any act of any Stockholder, or holder of Preferred Stock, will be deposited with an institution mutually acceptable to Parent and NTC in their reasonable discretion as Escrow Agent which shall execute a joinder hereto (the "Escrow Agent"), such deposit to constitute an escrow fund ------------- (the "General Escrow Fund") to be governed by the terms set forth --------------------- herein. The Escrow Agent may execute this Agreement following the date hereof, and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. The portion of the General Escrow Amount contributed on behalf of each Stockholder, Preferred Stockholder and holders of NTC Options vested as of the Closing Date, as set forth on Exhibit A, shall be in proportion to the aggregate Parent Common Stock which such person would otherwise be entitled under Section 1.8 or the Preferred Stock Agreement. The General Escrow Amount shall be used to indemnify and hold Parent and its officers, directors and affiliates (including the Surviving Corporation) (the "Indemnified Parties") harmless against all ------------------- Damages incurred by any Indemnified Parties directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of NTC contained in this Agreement or any Ancillary Agreement or NTC's failure to perform or comply prior to the Effective Time with any covenant contained in this Agreement, (ii) any legal, accounting, financial advisor, investment banker or other third-party professional fees, costs, commissions or expenses incurred by NTC in connection with the Merger, this Agreement, or the transactions contemplated hereby, which in the aggregate exceed that set forth on
     Schedule 6.5, or (iii) up to a maximum of $1,000,000 (the
     "Proprietary Rights Amount"), all amounts paid, payable or incurred in connection with or related to any infringement or alleged infringement of the rights of any third party related to the ownership, license or use of any Proprietary Rights by NTC or its affiliates, relating to any settlement agreement, license, royalty or any other agreement or arrangement, including, without limitation, amounts paid or payable, without regard as to whether such amounts relate to infringements alleged to have occurred prior to the Closing or are paid or payable to secure access to such Proprietary Rights after the Closing. No Stockholder or Preferred Stockholder shall have any right to contribution from NTC for any claim made by Parent after the Effective Time. For purposes of determining the existence of any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement, or calculating the amount of any Damages incurred in connection with any such misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement, any and all references to material or Material Adverse Effect (or other correlative terms) shall be disregarded. As used herein, "Damages" shall mean any and all damages, losses, settlement payments, expenses (including attorneys' fees, interest and penalties), obligations, liabilities, claims, actions or causes of action and encumbrances suffered, sustained, incurred or required to be paid by any Indemnified Party, net of any resulting income tax benefits or insurance recoveries to Parent; provided, however, that Parent shall not be entitled to make a claim under
     Section 9.2(a)(i) unless and until it has incurred Damages of a cumulative aggregate of $250,000 (the "Basket") and shall thereafter be entitled to make a claim only for amounts incurred in excess of such Basket. In no event shall Damages suffered under Section 9.2(a)(ii) or (iii) be subject to the Basket.

          (b) [Reserved].

          (c) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the General Escrow Fund shall be in existence immediately following the Effective Time and shall terminate on the Expiration Date (such period being the "General Escrow Period"); provided, however, that the General Escrow Period shall not terminate (i) until one (1) year after the Closing Date (the "Proprietary Rights Period") with respect to the matters described under 9.2(a)(iii), (ii) with respect to any amount up to the Proprietary Rights Amount which, in the reasonable judgment of Parent, subject to the objection of the Stockholder Representative (as defined in Section 9.3 below), is necessary to satisfy any unsatisfied claims with respect to matters described under 9.2(a)(iii), specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Proprietary Rights Period with respect to facts and circumstances existing prior to the termination of such Proprietary Rights Period, or is specified in a certificate of an officer of Parent stating that a third party has asserted a claim for which Parent reasonably anticipates it will be entitled to indemnification under 9.2(a)(iii), or (iii) for all other matters under 9.2(a), with respect to any amount which, in the reasonable judgment of Parent, subject to the objection of the Stockholder Representative (as defined in Section 9.3 below), is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such General Escrow Period with respect to facts and circumstances existing prior to the termination of such General Escrow Period, or is specified in a certificate of an officer of Parent stating that a third party has asserted a claim for which Parent reasonably anticipates it will be entitled to indemnification hereunder. As soon as all claims specified under (i), (ii) or (iii) above have been resolved, the Escrow Agent shall deliver to the Stockholders and Preferred Stockholders the portion of the General Escrow Fund not required to satisfy any Damages which have been specified as stated under (i), (ii) or (iii). Deliveries of General Escrow Amounts to the Stockholders or Preferred Stockholders pursuant to this Section 9.2(c) shall be made in proportion to their respective original contributions to the General Escrow Fund.

          (d) Protection of General Escrow Fund.

               (i) The Escrow Agent shall hold and safeguard the General Escrow Fund during the General Escrow Period or any longer time period under 9.2(c), shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the General Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the General Escrow Fund which have not been released from the General Escrow Fund shall be added to the General Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the General Escrow Fund shall not be added to the General Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the General Escrow Fund but shall be distributed to the record holders thereof.

               (iii) Each stockholder shall have voting rights and the right to distributions of dividends with respect to the shares of Parent Common Stock contributed to the General Escrow Fund by such Stockholder or Preferred Stockholder (and on any voting securities added to the General Escrow Fund in respect of such shares of Parent Common Stock). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Stockholders or Preferred Stockholder having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such Stockholders or Preferred Stockholder.

          (e) Claims Upon General Escrow Fund.

               (i) Subject to subsection (f) below, thirty (30) days after receipt by the Escrow Agent at any time on or before the last day of the General Escrow Period, or any longer time period under 9.2(c), of a certificate signed by any officer of Parent "Officer's
          Certificate" (A) stating that Parent has paid or properly accrued Damages and (B) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or covenant or other matter specified in Section 9.2(a) to which such item is related, the Escrow Agent shall, subject to the provisions of Section 9.2(f) hereof, deliver to Parent out of the General Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the General Escrow Fund with a value equal to such Damages.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to any party out of the General Escrow Fund pursuant hereto, the shares of Parent Common Stock shall be valued at the closing price of the Parent Common Stock on the Nasdaq National Market on the Closing Date, which the parties shall certify to the Escrow Agent in writing.

          (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty
     (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any amounts in the General Escrow Fund pursuant to Section 9.2(e) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the General Escrow Fund in accordance with Section 9.2(e) hereof; provided, however, that no such payment or delivery may be made if the -------- ------- Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (g) Resolution of Conflicts.

               (i) In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the General Escrow Fund in accordance with the terms thereof.

               (ii) In the event the parties cannot resolve an objection to a claim as set forth in (i) above, the objection shall be resolved as follows:

                    (A) Any dispute relating to or arising out of the
               performance or interpretation of this Article IX shall be resolved by final and binding arbitration at the request of either party. Such arbitration shall be conducted in English by three (3) arbitrators in Seattle, Washington, U.S.A., in accordance with the then-current Commercial Arbitration Rules and Supplementary Procedures for International Commercial Arbitration of the American Arbitration Association, as modified herein "AAA").

                    (B) The arbitrators shall be selected by mutual agreement of the parties or, failing such agreement, in accordance with the aforesaid AAA rules. At least one (1) of the arbitration panel shall be reasonably familiar with the technical field(s) encompassed by this Agreement. The parties shall bear the costs of the arbitrators equally.

                    (C) Subject to the reasonable discretion of the arbitrators and upon good cause shown, the parties shall have the right of limited prehearing discovery, including (i) exchange of witness lists, (ii) exchange of documentary evidence and reasonably related documents, (iii) written interrogatories, and (iv) depositions under oath of any witnesses who are to be called to testify at the arbitration hearing.

                    (D) As soon as the discovery is concluded, the arbitrators shall hold a hearing in accordance with the aforesaid AAA rules. Thereafter the arbitrators shall promptly render a written award, together with a written opinion setting forth in reasonable detail the grounds for such award. The award shall also provide that the prevailing party shall recover its reasonable attorney's fees and other costs incurred in the proceedings, in addition to any other relief which may be granted.

                    (E) Judgment may be entered in any court of competent
               jurisdiction to enforce the arbitral award.

                    (F) The duty of the parties to arbitrate any dispute
               hereunder shall survive expiration or termination of this Agreement for any reason.

          (h) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the General Escrow Fund, Parent shall notify the Stockholder Representative of such claim, and the Stockholders and Preferred Stockholders shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders and Preferred Stockholders shall have no power or authority to object under any provision of this Article IX to the amount of any claim by Parent against the General Escrow Fund with respect to such settlement.

          (i) Escrow Agent's Duties.

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for the negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally names as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (j) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent as Parent and the Escrow Agent shall agree. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, of if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the General Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

          (k) Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (l) Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

     9.3. STOCKHOLDER REPRESENTATIVE.

          (a) In the event that the Merger is approved, effective upon such vote, and without further act of any Stockholder or Preferred Stockholder, George Lebus shall be appointed as agent and attorney-in-fact (the "Stockholder Representative") for each Stockholder or Preferred ----------------------------- Stockholder, for and on behalf of the Stockholders or Preferred Stockholder, to give and receive notices and communications, to authorize delivery of Parent of shares of Parent Common Stock from the General Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Stockholders and Preferred Stockholder from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a majority in interest in the General Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority in interest in the General Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders and Preferred Stockholders.

          (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative, except due to such person's gross negligence or bad faith. The Stockholders and Preferred Stockholder on whose behalf the General Escrow Amount was contributed to the General Escrow Fund shall severally indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

          (c) A decision act, consent or instruction of the Stockholder Representative shall constitute a decision of all Stockholders and Preferred Stockholders for whom a portion of the General Escrow Amount otherwise issuable to them is deposited in the General Escrow Fund and shall be final, binding and conclusive upon each of such Stockholders and Preferred Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Stockholder or Preferred Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

                                   ARTICLE X
                               GENERAL PROVISIONS

          10.1. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

               (a) if to Parent or Merger Sub, to:

                  Illuminet Holdings, Inc.
                  4501 Intelco Loop SE
                  Lacey, Washington  98503
                  Attention:  Roger H. Moore
                  Facsimile No.:  (360) 923-3440

with a copy to:

                  Blackwell Sanders Peper Martin LLP
                  2300 Main Street, Suite 1000
                  Kansas City, Missouri  64108
                  Attention:  James M. Ash, Esq.
                  Facsimile No.:  (816) 983-8000

               (b) if to NTC to:

                  National Telemanagement Corporation
                  8828 Stemmons Freeway, Suite 212
                  Dallas, Texas  75247-3712
                  Attention:  George F. Lebus
                  Facsimile No.:  (214) 640-4142

with a copy to:

                  Hallett & Perrin, P.C.
                  717 N. Harwood, Suite 1400
                  Dallas, Texas
                  Attention:  Bruce Hallett, Esq.
                  Facsimile No.:  (214) 953-3154

     10.2. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     10.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

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     10.4. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

          (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, except for the indemnification provided under Section 6.11, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     10.5. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

     10.6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     10.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent without the consent of NTC, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     10.8. SUBMISSION TO JURISDICTION; WAIVERS. Each of Parent and NTC irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Parent and NTC hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent and NTC hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity,

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

(b) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 7.9, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     10.9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.10. FACSIMILES. This Agreement and any Ancillary Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or any party to any such Ancillary Agreement, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such Ancillary Agreement shall claim that this Agreement or such Ancillary Agreement is invalid, not binding or unenforceable based upon the use of a facsimile machine to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, and each such party forever waives any such claim or defense.

     10.11. DEFINITIONS. As used in this Agreement:

            "Aggregate Merger Consideration" means 1,825,000 shares of Parent Common Stock.

            "Ancillary Agreements" means any agreement required by or executed in connection with this Agreement to which NTC, any NTC stockholder, or Parent is a party.

            "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

            "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

            "Dissenting Shares" shall have the meaning given the term in Section 1.9.

            "GAAP" means generally accepted United States accounting principles.

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            "General Escrow Amount" means 5% of the Aggregate Merger
      Consideration and 5% of any shares of Parent Common Stock given to the Preferred Stockholders under the Preferred Stock Agreement.

            "Governmental Entity" means any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government of any nation, state or other political subdivision thereof.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Lien" means (i) in respect of any asset (other than a security), any lien, charge, pledge, restriction on transfer, claim, security interest, conditional sale agreement, mortgage, security agreement, option or other encumbrance and (ii) in respect of any security, any of the foregoing (to the extent not imposed by any applicable securities laws) and, in addition, any adverse claim or restriction on voting.

            "Material Adverse Effect" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, circumstance or effect relating to (i) the United States economy or securities markets in general or (ii) the industry in which Parent and NTC operate and not specifically relating to Parent or NTC.

            "NTC Accountants" means PriceWaterhouseCoopers.

            "NTC Capital Stock" shall mean shares of common stock of NTC and shares of any other capital stock of NTC (other than the Preferred Stock), exclusive of shares of NTC Capital Stock issuable upon exercise of NTC Options and NTC Warrants, as set forth on Exhibit A.

            "NTC Options" shall mean all issued and outstanding options, and other rights to acquire or receive NTC Capital Stock (whether or not vested), other than NTC Warrants as set forth and described on Exhibit A and Schedule 3.2 hereto.

            "NTC Warrants" shall mean all issued and outstanding warrants to acquire NTC Capital Stock, as set forth and described on Exhibit A and
      Schedule 3.2 hereto.

            "Parent Common Stock" shall mean shares of common stock, par value $0.01 per share, of the Parent.

            "Per Share Merger Consideration" means a number of shares of Parent Common Stock equal to a fraction, the numerator of which is the Aggregate Merger Consideration, and the denominator of which is the total number of shares of NTC Capital Stock on a

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     fully-diluted basis, after giving effect to the exercise, conversion or exchange of all NTC Options vested as of the Closing Date, NTC Warrants or other instruments convertible into or exchangeable for NTC Capital Stock, excluding the Preferred Stock, as set forth on Exhibit A.

            "Permitted Encumbrance" shall mean (a) any minor imperfections of title, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected properties or impairs the operations of NTC or any of its Subsidiaries or (b) Liens for current taxes not yet due and payable.

            "Person" means an individual, corporation, limited liability NTC, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

            "Principal Stockholders" means the persons set forth on Exhibit B.

            "Related Party" means, with respect to NTC or any Subsidiary, any director, officer, beneficial owner, or holder of more than 5% of NTC Capital Stock on a fully diluted basis, any family member of the foregoing, or any corporation, partnership or other entity in which the foregoing have an interest.

            "SEC" means the Securities and Exchange Commission or any successor thereto.

            "Stockholder" shall mean each holder of any NTC Capital Stock immediately prior to the Effective Time.

            "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
      (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

            "Tax or Taxes" shall mean for the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts,
      (ii) any liability for the payment of any amounts of the type described in clause (ii) of Section 3.23 as a result of being a member

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

     of an affiliated, consolidated, combined or unitary group for any period and (iii) any liability, other than liability for a lessor's taxes pursuant to leases set forth on Schedule 3.17, for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            "The other party" means, with respect to NTC, Parent and means, with respect to Parent, NTC.

     10.12. CROSS REFERENCE TABLE FOR CERTAIN DEFINED TERMS. The following terms are defined in this Agreement in the section set forth opposite such term below:

TERM                                                             SECTION
----                                                             -------

Acquisition Proposal........................................         6.4
Affiliate...................................................         6.8
Affiliate Agreement.........................................         6.8
Agreement...................................................    Preamble
Articles of Merger..........................................         1.3
Assigned Employees..........................................        3.19
Authorizations..............................................        3.14
Balance Sheet...............................................         3.8
Balance Sheet Date..........................................         3.8
Basket......................................................      9.2(a)
Blue Sky Laws...............................................      3.3(c)
CERCLA......................................................        3.15
Closing.....................................................         1.2
Closing Date................................................         1.2
Code........................................................    Recitals
Confidentiality Agreement...................................         6.2
Dissenting Shares...........................................         1.9
Effective Time..............................................         1.3
Environmental Laws..........................................        3.15
ERISA.......................................................        3.20
Escrow Agent................................................         9.2
Exchange Act................................................      4.2(c)
Expenses....................................................         6.5
Expiration Date.............................................         9.1
Fairness Opinion............................................         3.7
Financial Statements........................................         3.8
General Escrow Fund.........................................         9.2
General Escrow Period.......................................         9.2
Hazardous Materials.........................................        3.15


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Indemnified Parties.........................................         9.2
Information Statement.......................................         6.1
Intellectual Property.......................................        3.27
IRS.........................................................     3.21(a)
Leases......................................................        3.17
Loss(es)....................................................         9.2
Material Contracts..........................................        3.13
Merger......................................................    Recitals
Merger Sub..................................................    Preamble
New Shares..................................................      9.2(d)
NTC.........................................................    Preamble
NTC Certificate.............................................      2.1(c)
NTC Common Stock............................................      3.2(a)
NTC Disclosure Schedule..................................... Article III
NTC Financial Advisor.......................................         3.6
NTC Stockholders Meeting....................................         6.1
Officer's Certificate.......................................      9.2(d)
Option Plan.................................................      1.8(b)
Parent......................................................    Preamble
Parent Balance Sheet........................................         4.3
Parent Disclosure Schedule..................................  Article IV
Parent Fee..................................................         8.2
Parent Financials...........................................         4.3
PBGC........................................................     3.21(a)
Plans.......................................................        3.20
Preferred Stock.............................................      3.3(a)
Preferred Stock Agreement...................................      7.2(o)
Preferred Stockholder.......................................      9.2(a)
Proprietary Rights..........................................        3.27
Proprietary Rights Amount...................................      9.2(a)
Proprietary Rights Period...................................      9.2(a)
Qualified Plans.............................................        3.21
Recommendation..............................................         6.1
Release.....................................................        3.15
Required Consents...........................................      3.3(c)
Required NTC Vote...........................................         3.5
Rule 144....................................................         6.8
SEC Documents...............................................         4.3
Securities Act..............................................      3.3(c)
Stockholder Representative..................................         9.3
Surviving Corporation.......................................         1.1
Tax Returns.................................................  3.23(a)(i)
Termination Date............................................      8.1(b)
TBCA........................................................         1.1

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Violation...................................................      3.3(b)
Voting Agreements...........................................      7.2(j)
Written Consent.............................................         6.1




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      IN WITNESS WHEREOF, Parent, NTC and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of June 12, 2000.

                                    ILLUMINET HOLDINGS, INC.



                                    By:
                                    Name:  Roger Moore
                                    Title: President and Chief Executive
                                              Officer


                                    ILLUMINET TELEMANAGEMENT, INC.



                                    By:    /s/ Roger Moore
                                    Name:  Roger Moore
                                    Title: President and Chief Executive
                                               Officer


                                    NATIONAL TELEMANAGEMENT CORPORATION



                                    By:    /s/ George Lebus
                                    Name:  George Lebus
                                    Title: President


                                    STOCKHOLDER REPRESENTATIVE
                                    (As to the provisions of Article IX only)


                                    /s/ George Lebus
                                    --------------------------------------
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                                  EXHIBIT INDEX


Exhibit A NTC Capital Stock, Options and Warrants; Merger Consideration Exhibit B Principal Stockholders
Exhibit C Tax Opinion
Exhibit D NTC Counsel Opinion
Exhibit E Designated Employees
Exhibit F Employment Agreement
Exhibit G Reserved
Exhibit H Affiliate Agreement
Exhibit I Voting Agreement
Exhibit J Registration Rights Agreement
Exhibit K Parent Counsel Opinion
Exhibit L-1 Investor Questionnaire
Exhibit L-2 Representation Letter
Exhibit M George Lebus Employment Agreement